EXHIBIT T3F
Reconciliation and tie between Indenture, dated as of _______  ___, 2006, and the Trust Indenture Act of 1939, as amended.

Trust Indenture Act of 1939 Section			Indenture Section

310	(a)	(1)	6.10; 6.11; 6.12
	(a)	(2)	6.12
	(a)	(3)	TIA
	(a)	(4)	Not applicable
	(a)	(5)	TIA
	(b)		4.6; 6.4; 6.10; 6.12; TIA
311	(a)		6.4; 6.16; TIA
	(b)		TIA
	(c)		Not applicable
312	(a)		6.8
	(b)		1.16; TIA
	(c)		1.16; TIA
313	(a)		6.3; 6.7; TIA
	(b)		6.3; 6.7; TIA
	(c)		6.3; 6.7; TIA
	(d)		6.3; 6.7; TIA
314	(a)		9.5; 9.7; TIA
	(b)		Not Applicable
	(c)	(1)	1.2; 4.1; 4.6; 5.7; 7.1; 9.5
	(c)	(2)	1.2; 4.1; 4.6; 7.1; 9.5
	(c)	(3)	Not Applicable
	(d)		Not Applicable
	(e)		9.8; TIA
	(f)		TIA
315	(a)		6.1; 6.3; TIA
	(b)		6.2
	(c)		TIA
	(d)	(1)	TIA
	(d)	(2)	6.1; TIA
	(d)	(3)	6.1; TIA
	(e)		6.10; TIA
316	(a)	(last sentence)	1.1
	(a)	(1)(A)	5.2; 5.8
	(a)	(1)(B)	5.7
	(b)		5.9; 5.10
	(c)		1.4; TIA
317	(a)	(1)	5.3; 6.3
	(a)	(2)	5.4; 6.3

Trust Indenture Act of 1939 Section		Indenture Section

	(b)	6.3; 9.3
318	(a)	1.11
	(b)	TIA
	(c)	1.11; TIA

This reconciliation and tie Section does not constitute part of the Indenture.